Exhibit 99.1

               Duratek Announces 2004 Year-End Results

    COLUMBIA, Md.--(BUSINESS WIRE)--Feb. 9, 2005--Duratek, Inc. (NASDAQ:DRTK) today announced it achieved record income from operations of $40.6 million for the year ended December 31, 2004 as compared to $34.9 million in 2003, an increase of 16%. Net income for the year ended December 31, 2004 was $21.0 million as compared to net income excluding the effects of the preferred stock repurchase, related write-off of deferred financing costs, and the cumulative effect of a change in accounting principle(1) of $18.2 million for 2003, or an increase of $2.8 million. This improvement was primarily due to the improved performance in the Federal Services Segment. Diluted earnings per share for the year-ended December 31, 2004 was $1.44 as compared to $0.94 excluding the effects of the preferred stock repurchase, the related write-off of deferred financing costs, and the cumulative effect of the change in accounting principle for 2003. The Company reported diluted earnings per share of $0.20 and $1.44 for the quarter and year ended December 31, 2004 as compared to a net loss per diluted share of ($2.46) and ($1.62) for the comparable periods in 2003, respectively.
    Revenues for 2004 of $286.2 million were comparable to the $285.9 million achieved in 2003. Revenues and income from operations for the fourth quarter 2004 were $71.1 million and $6.2 million as compared to $72.8 million and $7.5 million, respectively, for the comparable periods in 2003. The decrease in income from operations of $1.3 million for the fourth quarter was due to lower revenues, partially offset by lower operating costs.
    Robert E. Prince, President and CEO said, "2004 was a record year for the Company and the third year in a row of improving profits and margins. We believe this has been the direct result of a strategy to focus on safety, quality, innovation, and excellence in customer care. Looking ahead, we feel we are well positioned to realize some promising growth opportunities emerging in the marketplace."
    Robert F. Shawver, Executive Vice President and CFO said, "The strong results made it possible for the Company to pay down $30 million in term debt during the year. Not only did this reduce the overall leverage of the business, but it also will reduce interest costs in the coming year. In addition, we are pleased that shareholders were able to realize higher earnings per share as a result of the refinancing transaction completed in December 2003 whereby the Company purchased the equivalent of 26% of the shares of the total outstanding common stock from The Carlyle Group by borrowing $52 million on its new senior credit facility."

    (1) 2003 net income excluding the effects of the preferred stock repurchase, related write off of deferred financing costs, and the cumulative effect of a change in accounting principle does not reflect preferred stock dividends and repurchase of $36.2 million, write-off of deferred financing costs net of taxes of $1.5 million and cumulative effect of change in accounting principle net of tax of $2.4 million. The earnings per share calculation of $0.94 was based on 19.4 million diluted shares. 2003 reported net loss attributable to common stockholders was ($21.9) million or ($1.62) per diluted share.

    An unaudited comparative summary of Duratek's results of operations for the fourth quarter and year ended December 31, 2004 and 2003 is as follows (in thousands, except per share data):



                                Three Months Ended     Year Ended
                                ------------------ -------------------
                                Dec. 31, Dec. 31,  Dec. 31,  Dec. 31,
                                 2004      2003      2004      2003
                                -------- --------- --------- ---------
Revenues                        $71,073  $ 72,764  $286,213  $285,901
Income from operations          $ 6,156  $  7,527  $ 40,592  $ 34,946
Income taxes                    $ 1,631  $  1,923  $ 13,098  $ 11,671
Income before cumulative effect
 of a change in accounting
 principle                      $ 3,005  $  1,843  $ 21,046  $ 16,650
Preferred stock repurchase,
 dividends, and charges for
 accretion                      $    (3) $(35,209) $    (63) $(36,154)
Net income (loss) attributable
 to Common Stockholders         $ 3,002  $(33,366) $ 20,983  $(21,918)

Net income (loss) per share:
   Basic
     Before cumulative effect
      of a change in accounting
      principle                 $  0.21  $  (2.46) $   1.50  $  (1.44)
     Cumulative effect of a
      change in accounting
      principle                       -         -         -     (0.18)
                                ======== ========= ========= =========
                                $  0.21  $  (2.46) $   1.50  $  (1.62)
                                ======== ========= ========= =========
   Diluted
     Before cumulative effect
      of a change in accounting
      principle                 $  0.20  $  (2.46) $   1.44  $  (1.44)
     Cumulative effect of a
      change in accounting
      principle                       -         -         -     (0.18)
                                -------- --------- --------- ---------
                                $  0.20  $  (2.46) $   1.44  $  (1.62)
                                ======== ========= ========= =========


    A conference call will be held today at 11:00 a.m. Eastern Time. Investors can listen to the conference call by logging into www.duratekinc.com or by calling 1-888-820-8951, pass code Duratek. In addition to the webcast and teleconference, the Company will be placing a presentation of the data on its website under the investor relations section. We encourage investors to listen to the call in addition to viewing the presentation.
    A replay of the call will be available at approximately 1:00 p.m. today through March 2, 2005 at 5:00 p.m. by dialing 1-866-346-1330. The webcast will be archived on the Duratek website for at least 30 days.

    Duratek provides safe, secure radioactive materials disposition.

    Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Duratek's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: the Company's ability to manage its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the cleanup of waste sites administered by it; the acceptance and implementation of the Company's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.



                    DURATEK, INC. AND SUBSIDIARIES

                     Consolidated Balance Sheets

                      December 31, 2004 and 2003
         (in thousands of dollars, except per share amounts)


                                                     2004      2003
                                                   --------- ---------
                                Assets
Current assets:
  Cash                                             $ 23,296  $ 35,174
  Accounts receivable, less allowance for doubtful
   accounts of $158 in 2004 and $842 in 2003         30,997    38,378
  Cost and estimated earnings in excess of
   billings on uncompleted contracts                 16,715    15,464
  Prepaid expenses and other current assets          13,708     7,760
                                                   --------- ---------
        Total current assets                         84,716    96,776

Retainage                                             1,257     6,685
Property, plant and equipment, net                   66,151    69,416
Goodwill                                             72,129    70,797
Other intangible assets                               3,747     4,718
Decontamination and decommissioning trust fund       19,050    20,767
Other assets                                         21,487    13,985
                                                   --------- ---------
        Total assets                               $268,537  $283,144
                                                   ========= =========

                 Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt                $    858  $  1,150
  Accounts payable                                   15,643    12,851
  Due to the State of South Carolina                  6,073    12,634
  Accrued expenses and other current liabilities     24,646    26,518
  Unearned revenues                                  14,694    21,410
  Waste processing and disposal liabilities           6,980     8,001
                                                   --------- ---------
        Total current liabilities                    68,894    82,564

Long-term debt, less current portion                 84,141   114,825
Facility and equipment decontamination and
 decommissioning liabilities                         40,419    41,180
Other noncurrent liabilities                          8,080     6,409
                                                   --------- ---------
        Total liabilities                           201,534   244,978
                                                   --------- ---------
8% Cumulative Convertible Redeemable Preferred
 Stock, $.01 par value; 160,000 shares authorized,
 no shares issued and outstanding at December 31,
 2004 and 3,002 shares issued and outstanding at
 December 31, 2003                                        -       300
                                                   --------- ---------

Stockholders' equity:
  Preferred stock - $0.01 par value; authorized
   4,740,000 shares; none issued                          -         -
  Series B junior participating preferred stock,
   $.01 par value; 100,000 shares authorized; none
   issued                                                 -         -
  Common stock - $0.01 par value; authorized
   35,000,000 shares; issued 16,236,781 shares in
   2004 and 15,229,100 shares in 2003                   162       152
  Capital in excess of par value                     86,784    78,375
  Accumulated deficit                                (9,043)  (30,026)
  Treasury stock at cost, 1,770,306 shares in
   2004, 1,738,720 shares in 2003                   (10,900)  (10,635)
                                                   --------- ---------
        Total stockholders' equity                   67,003    37,866

Commitments and contingencies
                                                   --------- ---------
        Total liabilities and stockholders' equity $268,537  $283,144
                                                   ========= =========


                    DURATEK, INC. AND SUBSIDIARIES

                Consolidated Statements of Operations

                Years ended December 31, 2004 and 2003
         (in thousands of dollars, except per share amounts)


                                                     2004      2003
                                                   --------- ---------

Revenues                                           $286,213  $285,901
Cost of revenues                                    211,315   217,493
                                                   --------- ---------
       Gross profit                                  74,898    68,408
Selling, general and administrative expenses         34,306    33,462
                                                   --------- ---------
       Income from operations                        40,592    34,946
Interest expense                                     (6,970)   (6,903)
Other income, net                                       398        76
                                                   --------- ---------

       Income before income taxes, equity in
        income (loss) of joint ventures, and
        cumulative effect of a change in
        accounting principle                         34,020    28,119
Income taxes                                         13,098    11,671
                                                   --------- ---------
       Income before equity in income (loss) of
        joint ventures and cumulative effect of a
        change in accounting principle               20,922    16,448
Equity in income (loss) of joint ventures               124       202
                                                   --------- ---------

       Income before cumulative effect of a change
        in accounting principle                      21,046    16,650
Cumulative effect of a change in accounting
 principle, net of taxes                                  -    (2,414)
                                                   --------- ---------
       Net income                                    21,046    14,236

Preferred stock repurchase premium, dividends and
 charges for accretion                                  (63)  (36,154)
                                                   --------- ---------
       Net income (loss) attributable to common
        stockholders                               $ 20,983  $(21,918)
                                                   ========= =========

Income (loss) per share:
   Basic:
     Before cumulative effect of a change in
      accounting principle                         $   1.50  $  (1.44)
     Cumulative effect of a change in accounting
      principle                                           -     (0.18)
                                                   --------- ---------
                                                   $   1.50  $  (1.62)
                                                   ========= =========

   Diluted:
     Before cumulative effect of a change in
      accounting principle                         $   1.44  $  (1.44)
     Cumulative effect of a change in accounting
      principle                                           -     (0.18)
                                                   --------- ---------
                                                   $   1.44  $  (1.62)
                                                   ========= =========


                    DURATEK, INC. AND SUBSIDIARIES

                Consolidated Statements of Cash Flows

                Years ended December 31, 2004 and 2003
                      (in thousands of dollars)

                                                       2004     2003
                                                     -------- --------

Cash flows from operating activities:
  Net income                                         $21,046  $14,236
  Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization                   10,639   15,279
      Deferred income taxes                              (83)   4,445
      Cumulative effect of a change in accounting
       principle, net of taxes                             -    2,414
      Stock compensation expense                           -      319
      Income tax benefit from exercise of non-
       qualified stock options                         2,641      196
      Allowance for doubtful accounts                   (558)      46
      Equity in (income) loss of joint ventures, net
       of distributions                                  109      (46)
      Changes in operating assets and liabilities:
          Accounts receivables                         7,939   10,151
          Costs and estimated earnings in excess of
           billings on uncompleted contracts          (8,191)  (6,830)
          Prepaid expenses and other current assets    1,486      871
          Accounts payable, and accrued expenses and
           other current liabilities                  (8,610)  (2,188)
          Unearned revenues                           (6,716)   4,934
          Waste processing and disposal liabilities   (1,021)  (1,935)
          Facility and equipment decontamination and
           decommissioning liabilities                   956      959
          Retainage                                    1,781   (1,582)
          Other                                         (891)    (598)
                                                     -------- --------
        Net cash provided by operating activities     20,527   40,671
                                                     -------- --------

Cash flows from investing activities:
  Additions to property, plant and equipment          (6,242)  (4,839)
  Advances to employees, net                             (27)      71
  Other                                                  (88)    (449)
                                                     -------- --------
        Net cash used in investing activities         (6,357)  (5,217)
                                                     -------- --------


                    DURATEK, INC. AND SUBSIDIARIES

                Consolidated Statements of Cash Flows

                Years ended December 31, 2004 and 2003
                      (in thousands of dollars)

                                                    2004       2003
                                                 ---------- ----------

Cash flows from financing activities:
  Net repayments of borrowings under revolving
   credit facility                               $       -  $       -
  Net proceeds from (repayments of) short-term
   borrowings                                            -          -
  Proceeds from long-term debt                           -    115,000
  Repayments of long-term debt                     (30,975)   (61,149)
  Repayments of capital lease obligations             (282)      (388)
  Preferred stock dividends paid                      (123)    (3,101)
  Deferred financing costs                             (27)    (4,209)
  Preferred stock repurchase                             -    (49,176)
  Treasury stock purchases                               -          -
  Proceeds from issuance of common stock             5,359        420
                                                 ---------- ----------
        Net cash used in financing activities      (26,048)    (2,603)
                                                 ---------- ----------
        Net increase in cash                       (11,878)    32,851

Cash, beginning of year                             35,174      2,323
                                                 ---------- ----------
Cash, end of year                                $  23,296  $  35,174
                                                 ========== ==========

Supplemental disclosure of non-cash financing activities:

  During 2004, the holders of our 8% Cumulative Convertible Redeemable
   Preferred Stock converted 3,002 shares of the 8% Cumulative
   Convertible Redeemable Preferred Stock into 100,067 shares of common stock valued at $300.

  During 2004, we contributed restricted stock unit, representing the outstanding units that vested in 2004, to the Duratek, Inc.
   Deferred Compensation Plan. All restricted stock units were exchanged for our common stock, and increased treasury stock by $265.

  During 2004, we entered into $189 in capital lease agreements to finance the purchase of machinery and equipment.

  During 2003, we entered into $343 in capital lease agreements to finance the purchase of computer equipment.

    CONTACT: Duratek, Inc., Columbia
             Diane R.  Brown, 410-312-5100
             www.duratekinc.com